Exhibit 10.2

HOME DIAGNOSTICS, INC.
INCENTIVE STOCK OPTION AGREEMENT
     AGREEMENT made this th day of            between HOME DIAGNOSTICS, INC. (the “Company”), a Delaware corporation, and            an officer, director or key employee (the “Employee”) of the company.
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined in accordance with the Home Diagnostics, Inc. 1992 Incentive Stock Option Plan (the “Plan”) (which is attached hereto and made a part hereof) to grant the option provided for herein to the Employee, and the Employee has accepted the same evidenced by his/her signature.
     NOW, THEREFORE, in consideration of the mutual convenants herein contained, it is agreed between the parties hereto as follows:
1. Grant of Option
     The Company grants to the Employee the right and option to purchase from the Company, on the terms and conditions hereinafter set forth,    shares of the authorized but unissued Class A Common Stock, par value $0.01 per share (“Common Shares”) of the Company constituting a part of an aggregate of such shares described in Paragraph 2 of the Plan with the substitution and adjustments provided therein and in Paragraph 6 hereof, at the purchase price of $      per share, as the Employee may from time to time elect, exercisable at the time and for cumulative percentage of shares as follows:

(a) on or after one year from the date of this Agreement:  35% of the shares;
(b) on or after two years from the date of this Agreement:  70% of the shares;
(c) on or after three years from the date of this Agreement:  100% of the shares, provided, however, that any option granted pursuant to this Agreement shall not be exercisable unless the Employee is actively employed by the Company, its parent, or subsidiary corporations (hereinafter the “employment date”) at the time of exercise, except that this is proviso shall be of no effect if the Employee’s employment is terminated because of the Employee’s death or disability (as determined by the Board in its discretion) within three years of the date of grant. No partial exercise of such options shall be for less than (10) full shares and in no event shall the Company be required to issue fractional shares.
     Notwithstanding any provision hereof to the contrary, immediately upon the acquisition by any party or parties (other than the Company or affiliate of the Company) of 50% or more of the voting share of the Company or the occurrence of a transaction requiring shareholders’ approval otherwise, all outstanding stock options or any portion thereof, not then exercisable shall become immediately exercisable in full.

2. Method of Exercise of Stock Option
     The option granted hereunder shall be paid to the Company in cash of the purchase price of the shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of the Company’s Common Shares purchased from time to time upon exercise of the option granted hereunder until the conditions set forth in Paragraph 9 hereof are satisfied. In addition, the Employee shall promptly pay upon notification of the amount due and prior to, or concurrently with, the delivery to the Employee of a certificate representing such shares any amount necessary to satisfy applicable Federal, State or Local tax requirements. Payment for the shares shall be accompanied by a written request for the shares to be purchased and such payment and written request shall be directed to the Chief Financial Officer of the Company.
3. Termination of Option
     Subject to Paragraph 1 hereof, the option granted hereunder, to the extent such option has not been exercised, shall terminate and become null and void upon the Employee’s ceasing to be employed by the Company, its parent, or subsidiary corporations (or by a corporation or subsidiary of such corporation issuing a new stock option or assuming such stock option in a transaction to which Section 425 of the Code is applicable), unless (i) such cessation of employment shall be because of (a) involuntary termination of employment by the employer corporation which the Board of Directors of the employer corporation in its sole discretion shall determine to be without cause, (b) voluntary resignation of the Employee with the consent of the Board of Directors of the employer corporation, or (c) retirement in accordance with and as permitted by the terms and conditions of a retirement plan adopted by the employer corporation, in which case the option shall be exercisable within a period of three (3) months following the date of such cessation of employment, or (ii) such cessation of employment shall be because of disability (as determined by the Board in its discretion), in which case the option shall be exercisable within a period of one (1) year following the date of cessation of employment by the Employee, his/her guardian or legal representative, or because of death (or should death occur within three (3) months of such cessation), in which case the option shall be exercisable within a period of six (6) months following the date of death by the estate of the Employee or by the person or person(s) to whom the Employee’s rights under the option shall pass by the Employee’s will or the laws of descent and distribution. Anything herein to the contrary notwithstanding, the option granted hereunder shall in all events expire five (5) years from the grant date.
4. Limitation upon Transfer
     During the lifetime of the Employee, the option granted hereunder shall be exercisable only by the Employee or by his/her guardian or legal representative, and except as otherwise provided in Paragraph 4 hereof, the option granted hereunder shall not be assigned, transferred, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to assign, transfer, pledge, hypothecate, or otherwise dispose of such option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, such option shall immediately become null and void.
5. Stock Subject to Option
     This agreement relates solely to a portion of the shares of authorized but unissued Common Shares of the Company described in Paragraph 2 of the Plan with the substitutions and adjustments provided therein and in Paragraph 7 hereof.

6. Adjustments in Case of Changes in Common Shares
     In the event there is any change in the Common Stock of the Company by reason of a stock dividend paid with respect to the Common Shares of the Company, or a recapitalization, a stock split, a reclassification, or a combination of shares with respect to such Common Shares, or if the outstanding Common Shares of the Company should, by reason of merger, consolidation, acquisition of stock or property, separation, reorganization, or liquidation to which the Company is a party, be exchanged for other shares of the Company or of another corporation which is a party to such transaction, the number of shares which may be made subject to option and issued under the Plan shall be adjusted as the Board shall determine to be appropriate to reflect the change or exchange. In the event of any such change or exchange, the option which has been granted hereunder shall apply to the shares into or for which the Common Shares covered by such option would have been changed or exchanged, and the option price per share shall be adjusted, as the Board shall determine to be appropriate without constituting a modification within the meaning of Section 425 of the Code.
7. Listing and Registration of Shares
     The Company shall not be required to list or register any shares of stock upon the exercise of this option prior to the admission of such shares to listing on any stock exchange. The Company shall not be required to issue or deliver any shares of stock upon the exercise of an option free of transfer restriction, of any kind or character, imposed under applicable State or Federal laws, rules, or regulations.
8. Stock as Investment
     In the event the offering of options under the Plan or Common Shares upon the exercise thereof are not registered under the Securities Act of 1933, the Employee, by accepting this option, acknowledges for himself/herself, his/her heirs, and legatees that any and all shares purchased or received hereunder shall be required for investment and not for distribution, and prior to the issuance and delivery of any or all of the shares subject to the options and stock appreciation rights granted hereunder, the Employee or his/her heirs or legatees receiving such shares shall, if the Company shall so request, deliver to the Company a representation in writing that such shares are being acquired in good faith for investment and not for distribution.
9. Binding Effect
     This Agreement shall be binding upon and inure to the benefit of the Employee and the Company and its successors if executed by the Employee.
     Nothing herein contained shall confer upon Employee any rights with respect to continuous employment by the Company or its parent or subsidiary corporations, nor interfere in any way with the rights of the Company or its parent or subsidiary corporations to terminate the Employee’s employment or change his/her compensation at any time.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its President, all as of the day and year first above written.

HOME DIAGNOSTICS, INC.

BY:
President/CEO

ACCEPTED THIS___DAY OF
, 20___

Employee:

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